Exhibit M

September 4, 2018

FGL Holdings

1701 Village Center Circle

Las Vegas, Nevada 89134

Attention: Secretary

Re: Quarterly Dividend Payment

The undersigned (the “GSO Parties”) holders of a majority of the Series A Cumulative Convertible Preferred Shares of FGL Holdings, a Cayman Islands exempted company (the “Company”), hereby consent to the commencement and future payment of a regular quarterly dividend payment of $0.01 per share on the Company’s Ordinary Shares (the “Dividend”); provided, however, that the aggregate dividend payment on the Company’s Ordinary Shares shall not exceed $12,000,000 in any period of twelve consecutive months; provided, further, that upon a Change of Control (as defined in the Certificate of Designations of Series A Cumulative Convertible Preferred Shares of the Company), this consent to the payment of the Dividend, and any other dividend, shall immediately and automatically be revoked. Nothing contained herein shall be deemed to constitute a consent with respect to any other transaction other than the Dividend.

* * *

Sincerely,

GSO COF III AIV-5 LP

By: GSO Capital Opportunities Associates III LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO COF III Co-Investment AIV-5 LP

By: GSO COF III Co-Investment Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CO-INVESTMENT FUND-D LP

By: GSO Co-Investment Fund-D Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CREDIT ALPHA FUND LP

By: GSO Credit Alpha Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Quarterly Dividend Payment Consent]

GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By: GSO Capital Partners LP, its attorney-in-fact

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CHURCHILL PARTNERS LP

By: GSO Churchill Partners LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP

By: GSO Capital Partners LP, its investment manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO HARRINGTON CREDIT ALPHA FUND (CAYMAN) L.P.

By: GSO Harrington Credit Alpha Associates L.L.C., its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Quarterly Dividend Payment Consent]